UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 12, 2017 (January 6, 2017)
Date of Report (Date of earliest event reported)

ENERGY TRANSFER EQUITY, L.P.
(Exact name of Registrant as specified in its charter)

Delaware	1-32740	30-0108820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8111 Westchester Drive, Suite 600
Dallas, TX 75225
(Address of principal executive offices)

(214) 981-0700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
PIPE Purchase Agreement
On January 6, 2017, Energy Transfer Equity, L.P. (the “Partnership”) entered into a common unit purchase agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”) to sell 32,222,225 common units representing limited partner interests in the Partnership (the “Common Units”) to the Purchasers in a private placement transaction at a purchase price of $18.00 per Common Unit (the “Offering”). The Partnership expects to receive gross proceeds of approximately $580 million from the Offering, which the Partnership intends to use to purchase 15,785,056 newly issued common units representing limited partner interests in Energy Transfer Partners, L.P. (“ETP”). The sale of Common Units to the Purchasers closed on January 12, 2017.
The Purchase Agreement contains customary representations, warranties and covenants of the Partnership and the Purchasers. The Partnership, on the one hand, and each of the Purchasers (severally and not jointly), on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Purchase Agreement, subject to certain limitations and survival periods.
Pursuant to the Purchase Agreement, the Partnership entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers in connection with the closing of the Offering, pursuant to which the Partnership will agree to file and maintain a registration statement with respect to the resale of the Common Units and has given the Purchasers certain piggyback registration rights, all on the terms and conditions set forth therein.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference, and to the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
ETP Purchase Agreement
On January 6, 2017, the Partnership entered into a common unit purchase agreement (the “ETP Purchase Agreement”) with ETP to purchase 15,785,056 common units representing limited partner interests in ETP (the “ETP Common Unit Purchase”). The ETP Common Unit Purchase closed on January 12, 2017. The ETP Common Unit Purchase was approved by the boards of directors and conflicts committees of the Partnership and ETP.
The foregoing description is not complete and is qualified in its entirety by reference to the full text of the ETP Purchase Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02. Sale of Unregistered Units.
The information regarding the Offering set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The Offering was undertaken in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Partnership believes that exemptions other than the foregoing exemption may exist for the Offering.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description of the Exhibit
10.1	Common Unit Purchase Agreement, dated as of January 6, 2017, by and among Energy Transfer Equity, L.P. and the Purchasers named therein.
10.2	Registration Rights Agreement, dated January 12, 2017, by and among Energy Transfer Equity, L.P. and the Purchasers named on Schedule A thereto.
10.3	Common Unit Purchase Agreement, dated as of January 6, 2017, by and between Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Energy Transfer Equity, L.P.
By:    LE GP, LLC, its General Partner

By:      /s/ Thomas E. Long
Thomas E. Long
Group Chief Financial Officer
Dated: January 12, 2017

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
10.1	Common Unit Purchase Agreement, dated as of January 6, 2017, by and among Energy Transfer Equity, L.P. and the Purchasers named therein.
10.2	Registration Rights Agreement, dated January 12, 2017, by and among Energy Transfer Equity, L.P. and the Purchasers named on Schedule A thereto.
10.3	Common Unit Purchase Agreement, dated as of January 6, 2017, by and between Energy Transfer Partners, L.P. and Energy Transfer Equity, L.P.